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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A

                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              CKE RESTAURANTS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                                       33-0602639
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   (State of Incorporation or Organization)                 (I.R.S. Employer
                                                            Identification No.)

1200 North Harbor Boulevard, Anaheim, California                  92801
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     (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.      [ ]                              box.      [ ]

Securities Act registration file number to which this form relates: ____________

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
     -----------------------------                ------------------------------
     Common Stock, $0.01 Par Value                    New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:       None





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Item 1.        Description of Registrant's Securities to be Registered.

               A description of the Common Stock, par value $0.01 per share, of CKE Restaurants, Inc., a Delaware corporation (the "Registrant"), is contained under the caption "Description of Capital Stock" in the Registrant's Prospectus, dated July 9, 1997, filed with the Securities and Exchange Commission on July 11, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Registration No. 333-27921, and is incorporated herein by reference


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                          CKE RESTAURANTS, INC.



                          By: /s/ CARL A. STRUNK
                              -------------------------------------------------
                              Name: Carl A. Strunk
                              Title: Executive Vice President and Chief
                                     Financial Officer

DATED:  December  9, 1997